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                                                                    Exhibit 99.1


STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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(Dollar amounts in thousands)

                                                                                   Quarter Ended June 30,
                                                                             2000                         1999
                                                                  ------------------------      -----------------------
Income before net gain on sales of investments in rental
 properties and minority interest                                                  $20,569                      $19,462
Less - minority interest not convertible into common stock                            (145)                        (144)
                                                                  ------------------------      -----------------------
Earnings                                                                           $20,424                      $19,318
                                                                  ========================      =======================
Fixed charges:
 Interest                                                                          $12,094                      $10,296
 Capitalized interest                                                                5,192                        2,001
 Preferred stock dividends                                                           1,142                        1,142
 Other                                                                                  12                           12
                                                                  ------------------------      -----------------------
Fixed Charges                                                                      $18,440                      $13,451
                                                                  ========================      =======================
Earnings plus fixed charges, excluding capitalized interest
 and preferred stock dividends                                                     $32,530                      $29,626
                                                                  ========================      =======================
Divided by fixed charges                                                           $18,440                      $13,451
                                                                  ========================      =======================
Ratio of earnings to fixed charges                                                     1.8                          2.2
                                                                  ========================      =======================

                                                                                 Six Months Ended June 30,
                                                                              2000                         1999
                                                                  ------------------------      -----------------------
Income before net gain on sales of investments in rental
 properties and minority interest                                                  $42,258                      $36,973
Plus - provision for nonrecurring charge                                                 -                        1,250
Less - minority interest not convertible into common stock                             211                          310
                                                                  ------------------------      -----------------------
Earnings                                                                           $42,047                      $37,913
                                                                  ========================      =======================
Fixed charges:
 Interest                                                                          $23,729                      $20,135
 Capitalized interest                                                                8,130                        5,035
 Preferred stock dividends                                                           2,284                        1,898
 Other                                                                                  24                           24
                                                                  ------------------------      -----------------------
Fixed Charges                                                                      $34,167                      $27,092
                                                                  ========================      =======================
Earnings plus fixed charges, excluding capitalized interest
 and preferred stock dividends                                                     $65,800                      $58,072
                                                                 =========================      =======================
Divided by fixed charges                                                           $34,167                      $27,092
                                                                 =========================      =======================
Ratio of earnings to fixed charges                                                     1.9                          2.1
                                                                 =========================      =======================